UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2014

EPIZYME, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35945	26-1349956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 229-5872

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 27, 2014, Epizyme, Inc. (the “Company”) announced that Eric Hedrick, M.D. had submitted his resignation as Chief Medical Officer of the Company, effective October 31, 2014.

Dr. Hedrick has agreed to assist the Company in an advisory capacity through the end of 2014 under the terms of a consulting agreement entered into with the Company on October 27, 2014 that will become effective upon the effectiveness of Dr. Hedrick’s resignation. Under the terms of the consulting agreement, Dr. Hedrick will provide consulting services to the Company for up to 20 hours per week for a monthly fee of $20,000.

Item 7.01	Regulation FD Disclosure

On October 27, 2014, the Company issued a press release relating to Dr. Hedrick’s resignation. A copy is furnished herewith.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Consulting agreement dated as of October 27, 2014 by and between the Registrant and Eric E. Hedrick, M.D.

99.1	Press release issued by the Company on October 27, 2014*

*	The exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIZYME, INC.

Date: October 27, 2014	By:	/s/ Robert J. Gould

Robert J. Gould, Ph.D. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Consulting agreement dated as of October 27, 2014 by and between the Registrant and Eric E. Hedrick, M.D.

99.1	Press release issued by the Company on October 27, 2014